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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-86913 of Metromedia Fiber Network, Inc. on Form S-3 of our report with respect to AboveNet Communications, Inc. dated July 28, 1999 (September 8, 1999 as to Note 17), appearing in the Current Report on Form 8-K/A of Metromedia Fiber Network, Inc. dated October 26, 1999 and appearing in and incorporated by reference in Registration Statement No. 333-89087 of Metromedia Fiber Network, Inc. on Form S-3/A.

We also consent to the reference to us under the heading "Experts" in such registration statement.

DELOITTE & TOUCHE LLP

San Jose, California
October 27, 1999